Exhibit 21.1

SUBSIDIARIES OF URBAN ONE, INC.

As of December 31, 2024

Blue Chip Broadcasting Licenses, Ltd. is an Ohio limited liability company, the sole member of which is Blue Chip Broadcasting, Ltd. Blue Chip Broadcasting Licenses Ltd. is the licensee of the following stations:

Call Sign	Community of License	Market	State	Service	Expiration Date	Facility Status Date
W268CM	Cincinnati	Cincinnati	Ohio	FM Translator	10/01/2028	12/20/2012
WDBZ	Cincinnati	Cincinnati	Ohio	Full Power AM	10/01/2028	08/15/2001
WIZF	Erlanger	Cincinnati	Ohio	Full Power FM	08/01/2028	10/26/2023
WOSL	Norwood	Cincinnati	Ohio	Full Power FM	10/01/2028	04/26/2010
W233CG	Cleveland	Cleveland	Ohio	FM Translator	10/01/2028	07/11/2007
WERE	Cleveland Heights	Cleveland	Ohio	Full Power AM	10/01/2028	01/30/1986
WJMO	Cleveland	Cleveland	Ohio	Full Power AM	10/01/2028	10/05/2023
WZAK	Cleveland	Cleveland	Ohio	Full Power FM	10/01/2028	02/14/1969
WENZ	Cleveland	Cleveland	Ohio	Full Power FM	10/01/2028	10/26/2023
WCKX	Columbus	Columbus	Ohio	Full Power FM	10/01/2028	10/26/2023
WJYD	London	Columbus	Ohio	Full Power FM	10/01/2028	11/12/2024
WWLG	Circleville	Columbus	Ohio	Full Power FM	10/01/2028	11/04/2024
WXMG	Lancaster	Columbus	Ohio	Full Power FM	10/01/2028	12/20/2006

Blue Chip Broadcasting Licenses, Ltd. is an Ohio limited liability company, the sole member of which is Blue Chip Broadcasting, Ltd. Blue Chip Broadcasting Licenses Ltd. is the licensee of the following stations:

Call Sign	Community of License	Market	State	Service	Expiration Date	Facility Status Date
WQMC-LD	Columbus	Columbus	Ohio	Low Power Digital TV	10/01/2029	09/08/2021

Gaffney Broadcasting, LLC is a South Carolina limited liability company, the sole member of which is Charlotte Broadcasting. Gaffney Broadcasting is the licensee of the following station:

Call Sign	Community of License	Market	State	Service	Expiration Date	Facility Status Date
WOSF	Gaffney	Charlotte	South Carolina	Full Power FM	12/01/2027	10/26/2023

New Mableton Broadcasting Corporation, a Delaware corporation, is a wholly owned subsidiary of Urban One, Inc. and is the licensee of the following station:

Call Sign	Community of License	Market	State	Service	Expiration Date	Facility Status Date
WPZE	Mableton	Atlanta	Georgia	Full Power FM	04/01/2028	11/19/2001

Radio One Licenses, LLC, a Delaware limited liability company, is a restricted subsidiary of Urban One, Inc. and is the licensee of the following stations:

Call Sign	Community of License	Market	State	Service	Expiration Date	Facility Status Date
W275BK	Decatur	Atlanta	Georgia	FM Translator	04/01/2028	04/08/2010
WAMJ	Roswell	Atlanta	Georgia	Full Power FM	04/01/2028	10/26/2023
WHTA	Hampton	Atlanta	Georgia	Full Power FM	04/01/2028	03/13/2002
WUMJ	Fayetteville	Atlanta	Georgia	Full Power FM	04/01/2028	10/26/2023
WERQ-FM	Baltimore	Baltimore	Maryland	Full Power FM	10/01/2027	11/06/1990
WOLB	Baltimore	Baltimore	Maryland	Full Power AM	10/01/2027	05/04/2023
WWIN	Baltimore	Baltimore	Maryland	Full Power AM	10/01/2027	05/04/2023

WWIN-FM	Glen Burnie	Baltimore	Maryland	Full Power FM	10/01/2027	09/04/1992
KBFB	Dallas	Dallas	Texas	Full Power FM	08/01/2029	10/26/2023
KGLK	Lake Jackson	Houston	Texas	Full Power FM	08/01/2029	12/11/2015
KHPT	Conroe	Houston	Texas	Full Power FM	08/01/2029	09/12/2000
KKBQ	Pasadena	Houston	Texas	Full Power FM	08/01/2029	10/26/2023
KMJQ	Houston	Houston	Texas	Full Power FM	08/01/2029	10/26/2023
WPPZ-FM	Pennsauken	Philadelphia	New Jersey	Full Power FM	06/01/2030	12/01/2004
WRNB	Media	Philadelphia	Pennsylvania	Full Power FM	08/01/2030	10/26/2023
WFXC	Durham	Raleigh	North Carolina	Full Power FM	12/01/2027	10/26/2023
WFXK	Bunn	Raleigh	North Carolina	Full Power FM	12/01/2027	02/05/2024
WNNL	Fuquay-Varina	Raleigh	North Carolina	Full Power FM	12/01/2027	10/26/2023
WQOK	Carrboro	Raleigh	North Carolina	Full Power FM	12/01/2027	09/29/2009
W258DC	Richmond	Richmond	Virginia	FM Translator	10/01/2027	01/18/2012
W274BX	Petersburg	Richmond	Virginia	FM Translator	10/01/2027	04/11/2007
W281AW	Petersburg	Richmond	Virginia	FM Translator	10/01/2027	08/21/2012
WCDX	Mechanicsburg	Richmond	Virginia	Full Power FM	10/01/2027	11/20/2001
WKJM	Petersburg	Richmond	Virginia	Full Power FM	10/01/2027	09/12/1994
WKJS	Richmond	Richmond	Virginia	Full Power FM	10/01/2027	10/26/2023
WPZZ	Crewe	Richmond	Virginia	Full Power FM	10/01/2027	10/26/2023
WTPS	Petersburg	Richmond	Virginia	Full Power AM	10/01/2027	03/28/1957
WXGI	Richmond	Richmond	Virginia	Full Power AM	10/01/2027	03/22/1999
W240DJ	Washington	Washington	District of Columbia	FM Translator	10/01/2027	11/30/2016

WDCJ	Prince Frederick	Washington	Maryland	Full Power FM	10/01/2027	02/08/2001
WKYS	Washington	Washington	District of Columbia	Full Power FM	10/01/2027	01/28/2000
WMMJ	Bethesda	Washington	Maryland	Full Power FM	10/01/2027	04/29/2009
WOL	Washington	Washington	District of Columbia	Full Power AM	10/01/2027	05/04/2023
WPRS-FM	Waldorf	Washington	Maryland	Full Power FM	10/01/2027	11/03/1999
WYCB	Washington	Washington	District of Columbia	Full Power AM	10/01/2027	05/04/2023

Radio One of Indiana, L.P. is a Delaware limited partnership. Urban One, Inc. is the general partner and 99% owner of Radio One of Indiana, L.P. Charlotte Broadcasting, LLC is the limited partner and 1% owner of Radio One of Indiana, L.P. Radio One of Indiana, LLC is a Delaware limited liability company, the sole member of which is Radio One of Indiana, L.P. Radio One of Indiana, LLC is the licensee of the following stations:

Call Sign	Community of License	Market	State	Service	Expiration Date	Facility Status Date
W224DI	Indianapolis	Indianapolis	IN	FM Translator	08/01/2028	07/17/2017
W228CX	Indianapolis	Indianapolis	IN	FM Translator	08/01/2028	10/27/2015
W236CR	Indianapolis	Indianapolis	IN	FM Translator	08/01/2028	03/30/2015
W286CM	Indianapolis	Indianapolis	IN	FM Translator	08/01/2028	05/06/2016
W298BB	Indianapolis	Indianapolis	IN	FM Translator	08/01/2028	02/08/2013
WDNI-CD	Indianapolis	Indianapolis	IN	Digital Class A	08/01/2029	08/30/2021
WHHH	Speedway	Indianapolis	IN	Full Power FM	08/01/2028	05/31/2000
WIBC	Indianapolis	Indianapolis	IN	Full Power FM	08/01/2028	10/26/2023
WTLC	Indianapolis	Indianapolis	IN	Full Power AM	08/01/2028	05/04/2023
WTLC-FM	Greenwood	Indianapolis	IN	Full Power FM	08/01/2028	10/26/2023

WYXB	Indianapolis	Indianapolis	IN	Full Power FM	08/01/2028	01/21/2004
WLHK	Shelbyville	Indianapolis	IN	Full Power FM	08/01/2028	03/09/2000

Radio One of Charlotte, LLC, a Delaware limited liability company, the sole member of which is Urban One, Inc., is a restricted subsidiary of Urban One, Inc. Charlotte Broadcasting, LLC is a Delaware limited liability company, the sole member of which is Radio One of Charlotte. Radio One of North Carolina, LLC is a Delaware limited liability company, the sole member of which is Charlotte Broadcasting. Radio One of North Carolina is the licensee of the following stations:

Call Sign	Community of License	Market	State	Service	Expiration Date	Facility Status Date
W273DA	Charlotte	Charlotte	NC	FM Translator	12/01/2027	12/10/2024
WBT	Charlotte	Charlotte	NC	Full Power AM	12/01/2027	05/04/2023
WBT-FM	Chester	Charlotte	SC	Full Power FM	12/01/2027	10/26/2023
WFNZ	Charlotte	Charlotte	NC	Full Power AM	12/01/2027	05/04/2023
WFNZ-FM	Harrisburg	Charlotte	NC	Full Power FM	12/01/2027	10/26/2023
WLNK	Charlotte	Charlotte	NC	Full Power FM	12/01/2027	10/26/2023
WPZS	Indian Trail	Charlotte	NC	Full Power FM	12/01/2027	11/13/2017

Radio One of Texas II, LLC, a Delaware limited liability company, the sole member of which is Urban One, Inc., and is a restricted subsidiary of Urban One, Inc. Radio One of Texas II, LLC is the licensee of the following stations:

Call Sign	Community of License	Market	State	Service	Expiration Date	Facility Status Date
KZMJ	Gainesville	Dallas	TX	Full Power FM	08/01/2029	02/20/2001
KBXX	Houston	Houston	TX	Full Power FM	08/01/2029	10/26/2023